KRUSE, LANDA & MAYCOCK, L.L.C.
                          EIGHTH FLOOR, BANK ONE TOWER
                         50 WEST BROADWAY (300 SOUTH)
                        SALT LAKE CITY, UTAH  84101-2034

                                              TELEPHONE:  (801) 531-7090
ATTORNEYS AT LAW                              TELECOPY:   (801) 359-3954
                                                          (801) 531-9892
                                  June 7, 1996


Board of Directors
Frontier Oil Exploration Company
3006 Highland Drive, Suite 206
Salt Lake City, Utah 84106

     Re:  FX Energy
          (Frontier Oil Exploration Company)
          Registration Statement on Form S-1

Gentlemen:

     We have been engaged by Frontier Oil Exploration Company (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on form S-1 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In connection with this engagement, we have examined the following:

          1.   Articles of incorporation of the Company;

          2.   Bylaws of the Company;

          3.   The Registration Statement; and

          4.   Unanimous consents of the Company's board of directors.

     We have examined such other corporate records and documents and have made such other examination as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock to be sold pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Nevada Revised Statutes, as amended.

     We are members of the Utah State Bar; however, we are generally familiar with the Nevada Revised Statutes and, for the limited purposes of this opinion, did not feel it necessary to obtain the opinion of Nevada counsel.

     This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                   Sincerely yours,




                                   /s/ KRUSE, LANDA & MAYCOCK, L.L.C.


KL&M/JRK:sp